DHI Group, Inc. Raises Full Year Revenue Guidance at 2022 Analyst Day

CENTENNIAL, CO, September 8, 2022 -- DHI Group, Inc. (NYSE: DHX) ("DHI" or the "Company") today announced that at its 2022 virtual analyst day event held earlier today, the company raised its full year revenue guidance and provided a continued revenue growth outlook for 2023.

"Based on our continued strong bookings growth across both Dice and CJ, we are increasing our full year 2022 revenue guidance and now expect total revenue to be in the range of $148 million to $149 million, representing growth of between 23% and 24% year over year," commented Kevin Bostick Chief Financial Officer of DHI Group, Inc. "We continue to expect third quarter total revenue to be in the range of $37 million to $38 million, representing growth of between 20% and 23% year over year and will continue to operate the business to Adjusted EBITDA margins at or near 20% throughout 2022 as we continue to balance our strong financial performance with increased sales and marketing investment to drive continued double-digit revenue growth.

"While we are not yet providing specific long-term guidance for 2023, DHI intends to maintain its investment strategy in sales and marketing to capture incremental market share for each of its brands' total addressable market. As a result, DHI intends to stay within the Rule of 40 in 2023, with a bias to driving bookings and revenue growth, and anticipates maintaining Adjusted EBITDA margins of approximately 20%. As such, DHI expects to drive bookings and revenue growth in 2023 approaching or near 20% year over year. We anticipate that DHI's business model will see margin expansion approaching approximately 30% Adjusted EBITDA margins over time, however, the near-term focus will remain on investing to drive top-line growth."

DHI's 2022 investor day, with its theme "Where Tech Connects" was hosted by Art Zeile, President and Chief Executive Officer, with presentations by senior management that included details on:

•The tech hiring market and DHI's market opportunity
•The company's products and client needs
•The company's sales growth strategy
•The company's brand and awareness strategy
•The company's view on marketplaces that serve security-cleared talent
•The company's financial model and outlook

Speakers during the event included:

•Art Zeile, Chief Executive Officer
•Paul Farnsworth, Chief Technology Officer
•Arie Kanofsky, Chief Revenue Officer
•Michelle Marian, Chief Marketing Officer
•Evan Lesser, President and Founder of ClearanceJobs
•Kevin Bostick, Chief Financial Officer

Management also hosted a real-time question and answer session at the end of the investor presentation.

A replay of the event is available in the investor relations section of the DHI website at www.dhigroupinc.com.

Investor Contact
MKR Investor Relations
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.

DHI Group, Inc. (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI's two brands, Dice and ClearanceJobs, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technologists based on the skills requested. The Company's patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow technology professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the potential impact of COVID-19 on our operations and financial results, the uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company's filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company's most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings "Risk Factors," "Forward-Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.